  EXHIBIT 10.2

AMENDED AND RESTATED

SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT, dated as of February 2, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by and among AIRSHIP AI HOLDINGS, INC., a Delaware corporation (the “Company”) and the guarantors listed on the signature pages hereto (the “Original Guarantors”) or from time to time party hereto by execution of a joinder agreement (the “Additional Guarantors”, and together with the Original Guarantors, the “Guarantors”), as grantors, pledgors, assignors and debtors (the Company, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Grantors”, and each, a “Grantor”), in favor of PLATINUM CAPITAL PARTNERS INC., a British Virgin Islands company (the “Purchaser”).

WHEREAS, AIRSHIP AI, INC., a Washington corporation (formerly known as AIRSHIP AI HOLDINGS, INC., a Washington corporation) (the “Initial Company”) and the Purchaser have entered into that certain Convertible Note Purchase Agreement, dated as of June 22, 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) pursuant to which, among other matters, the Company issued the Purchaser a $2,000,000 Senior Secured Convertible Promissory Note (the “Initial Note”);

WHEREAS, on December 21, 2023, the Company completed the business combination (the “Business Combination”) contemplated by the Merger Agreement, dated as of June 27, 2023, as amended, (the “Merger Agreement”) by and among the Company (formerly known as BYTE Acquisition Corp.) and the Initial Company, et al;

WHEREAS, pursuant to the Purchase Agreement, as amended by that letter agreement dated February 2, 2024 by and between the Purchaser and the Company, et al, the Company issued the Purchaser a $2,000,000 Amended and Restated Senior Secured Convertible Promissory Note (the “Note”), replacing the Initial Note;

WHEREAS, each Guarantor is party to that certain Guaranty pursuant to which they have guaranteed the Secured Obligations (as hereinafter defined);

WHEREAS, the Company and each Guarantor has and will receive substantial direct and indirect benefits from the execution, delivery and performance of the obligations under the Purchase Agreement and the other Transaction Documents and each is, therefore, willing to enter into this Agreement;

WHEREAS, this Agreement is given by each Grantor in favor of the Purchaser to secure the payment and performance of all of the Secured Obligations; and

WHEREAS, it is a requirement of the Purchase Agreement that each Grantor execute and deliver the applicable Transaction Documents, including this Agreement;

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Purchaser hereby agree as follows:

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ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions.

(a) Unless otherwise defined herein or in the Purchase Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(b) The following terms shall have the following meanings:

“Additional Guarantors” has the meaning set forth in the Preamble hereof.

“Agreement” has the meaning set forth in the Preamble hereof.

“Business Combination” has the meaning set forth in the Preamble hereof.

“Claims” means any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral.

“Company” has the meaning set forth in the Preamble hereof.

“Collateral Support” means all Property assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a Lien or security interest in such Property.

“Commodity Account Control Agreement” means a control agreement in form and substance satisfactory to the Purchaser establishing the Purchaser’s Control with respect to any Commodity Account.

“Contested Liens” means, collectively, any Liens incurred in respect of any Claims to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested in good faith and otherwise comply with the provisions of Section 4.13; provided, however, that such Liens shall in all respects be subject and subordinate in priority to the Lien and security interest created by this Agreement, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced hereby.

“Contracts” means, collectively, with respect to each Grantor, the Intellectual Property Licenses, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Grantor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

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“Control” means (i) with respect to any Deposit Account, “control,” within the meaning of Section 9-104 of the UCC, (ii) with respect to any Securities Account, Security Entitlement, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (iii) with respect to any Uncertificated Security, control within the meaning of Section 8-106(c) of the UCC, (iv) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (v) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (vi) with respect to Letter-of-Credit Rights, control within the meaning of Section 9-107 of the UCC and (vii) with respect to any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Control Agreements” means, collectively, the Deposit Account Control Agreement, the Securities Account Control Agreement and the Commodity Account Control Agreement.

“Copyrights” means, collectively, with respect to each Grantor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished), all tangible embodiments of the foregoing and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Deposit Account Control Agreement” means a control agreement in form and substance satisfactory to the Purchaser establishing the Purchaser’s Control with respect to any Deposit Account.

“Deposit Accounts” means, collectively, with respect to each Grantor, (i) all “deposit accounts” as such term is defined in the UCC and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

“Distributions” means, collectively, with respect to each Grantor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed or distributable to such Grantor in respect of or in exchange for any or all of the Pledged Securities or Pledged Debt.

“Event of Default” has the meaning as defined in the Note.

“First Priority” means, with respect to any Lien purported to be created in any Pledged Collateral pursuant to this Agreement, such Lien is the most senior lien to which such Pledged Collateral is subject (subject only to Liens permitted under the Purchase Agreement).

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“Grantor” has the meaning set forth in the Preamble hereof.

“Guarantors” has the meaning set forth in the Preamble hereof.

“Initial Company” has the meaning set forth in the Preamble hereof.

“Initial Note” has the meaning set forth in the Preamble hereof.

“Intellectual Property Collateral” means, collectively, the Patents, Trademarks (excluding only United States intent-to-use Trademark applications to the extent that and solely during the period in which the grant of a security interest therein would impair, under applicable federal law, the registrability of such applications or the validity or enforceability of registrations issuing from such applications), Copyrights, Trade Secrets, Intellectual Property Licenses and all other industrial, intangible and intellectual property of any type, including mask works and industrial designs.

“Intellectual Property Licenses” means, collectively, with respect to each Grantor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark, Copyright or Trade Secret or any other patent, trademark, copyright or trade secret, whether such Grantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks, Copyrights or Trade Secrets or any other patent, trademark, copyright or trade secret.

“Intellectual Property Security Agreement” means a security agreement in such other form reasonably acceptable to the Purchaser.

“Joinder Agreement” means an agreement substantially in the form of Exhibit A hereto.

“Merger Agreement” has the meaning set forth in the Preamble hereof.

“Organizational Documents” means the certificate of incorporation and by-laws or any comparable organizational documents of any corporate entity (including limited liability companies and partnerships).

“Original Guarantors” has the meaning set forth in the Preamble hereof.

“Patents” means, collectively, with respect to each Grantor, all patents issued or assigned to, and all patent applications and registrations made by, such Grantor (whether issued, established or registered or recorded in the United States or any other country or any political subdivision thereof) and all tangible embodiments of the foregoing, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

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“Pledged Collateral” has the meaning set forth in Section 2.01.

“Pledged Debt” means, with respect to each Grantor, all Debt (including intercompany notes) from time to time owed to such Grantor by any obligor, and all interest, cash, instruments and other property, assets or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such Debt and all certificates, instruments or agreements evidencing such Debt, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Pledged Securities” means, collectively, with respect to each Grantor, (i) all issued and outstanding Equity Interests of each Subsidiary that are owned by such Grantor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such Subsidiary acquired by such Grantor in any manner, together with all claims, rights, privileges, authority and powers of such Grantor relating to such Equity Interests in each such Subsidiary or under any Organizational Document of each such Subsidiary, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, including the Equity Interests listed in Schedule A hereof, (ii) all additional Equity Interests of any Subsidiary from time to time acquired by or issued to such Grantor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such Subsidiary from time to time acquired by such Grantor in any manner, together with all claims, rights, privileges, authority and powers of such Grantor relating to such Equity Interests or under any Organizational Document of any such Subsidiary, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Grantor in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests.

“Purchaser” has the meaning set forth in the Preamble hereof.

“Purchase Agreement” has the meaning set forth in the first Recital hereof.

“Receivables” means all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) Instruments, (v) General Intangibles, and (vi) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Grantors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.

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“Secured Obligations” means (i) obligations of the Company or any Guarantor from time to time arising under the Purchase Agreement, the Note, any other Transaction Document or otherwise with respect to the due and prompt payment of (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding on the Note), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (B) all other monetary obligations, including fees, costs, attorneys’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company or any Guarantor under or in respect of the Purchase Agreement, the Note, or any other Transaction Document, and (ii) the due and prompt performance of all other covenants, duties, debts, obligations and liabilities of any kind of the Company or any Guarantor, individually or collectively, under or in respect of the Purchase Agreement, the Note, this Agreement, the other Transaction Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise.

“Securities Account Control Agreement” means a control agreement in form and substance satisfactory to the Purchaser establishing the Purchaser’s Control with respect to any Securities Account.

“Securities Collateral” means, collectively, the Pledged Securities, the Pledged Debt and the Distributions.

“Trade Secrets” means, collectively, with respect to each Grantor, all know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical, marketing, financial and business data and databases, pricing and cost information, business and marketing plans, customer and supplier lists and information, all other confidential and proprietary information and all tangible embodiments of the foregoing, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such trade secrets, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto including damages and payments for past, present or future misappropriations thereof, (iii) rights corresponding thereto throughout the world and (iv) rights to sue for past, present or future misappropriations thereof.

“Trademarks” means, collectively, with respect to each Grantor, all trademarks (including service marks), slogans, logos, symbols, certification marks, collective marks, trade dress, uniform resource locators (URL’s), domain names, corporate names and trade names, whether statutory or common law, whether registered or unregistered and whether established or registered in the United States or any other country or any political subdivision thereof, that are owned by or assigned to such Grantor, all registrations and applications for the foregoing and all tangible embodiments of the foregoing, together with, in each case, the goodwill symbolized thereby and any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

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“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of the Purchaser’s security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

Section 1.02 Interpretation. The rules of interpretation specified in the Purchase Agreement shall be applicable to this Agreement. All references in this Agreement to Sections are references to Sections of this Agreement unless otherwise specified. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

Section 1.03 Resolution of Drafting Ambiguities. Each Grantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement, that it and its counsel reviewed and participated in the preparation and negotiation of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Purchaser) shall not be employed in the interpretation of this Agreement.

Section 1.04 Schedules. The Purchaser and each Grantor agree that the Schedules hereof and all descriptions of Pledged Collateral contained in the Schedules and all amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.01 Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, each Grantor hereby pledges to the Purchaser, and grants to the Purchaser a First Priority Lien on and security interest in and to, all of the right, title and interest of such Grantor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(a) all Accounts;

(b) all Equipment, Goods, Inventory and Fixtures;

(c) all Documents, Instruments and Chattel Paper;

(d) all Letters of Credit and Letter-of-Credit Rights;

(e) all Securities Collateral;

(f) all Investment Property;

(g) all Intellectual Property Collateral;

(h) all Commercial Tort Claims as supplemented by any written notification given by a Grantor to the Purchaser pursuant to Section 3.04(f);

(i) all General Intangibles;

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(j) all Money and all Deposit Accounts;

(k) all Supporting Obligations;

(l) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records relating to the Pledged Collateral and any General Intangibles at any time evidencing or relating to any of the foregoing; and

(m) to the extent not covered by clauses (a) through (l) of this sentence, all other assets, personal property and rights of such Grantor, whether tangible or intangible, all Proceeds and products of each of the foregoing and all accessions of and to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

Section 2.02 Filings.

(a) Each Grantor hereby irrevocably authorizes the Purchaser at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor, (ii) any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets” or “all personal property” of such Grantor or words of similar effect or as being of an equal or lesser scope or with greater detail and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Grantor agrees to provide all information described in the immediately preceding sentence to the Purchaser promptly upon request by the Purchaser.

(b) Each Grantor hereby further authorizes the Purchaser to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any United States state or other country) this Agreement, the Intellectual Property Security Agreement, and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by law, and naming such Grantor as debtor, and the Purchaser as secured party.

(c) Each Grantor hereby ratifies its authorization for the Purchaser to have filed in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Pledged Collateral if filed prior to the date hereof.

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ARTICLE III

PERFECTION AND FURTHER ASSURANCES

Section 3.01 Perfection of Certificated Securities Collateral. Each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Purchaser in suitable form for transfer by delivery or accompanied by duly executed undated instruments of transfer or assignment in blank and that (assuming continuing possession by the Purchaser of any such Securities Collateral) the Purchaser has a perfected First Priority security interest therein. Each Grantor hereby agrees that all certificates, agreements or instruments representing or evidencing the Securities Collateral acquired by such Grantor after the date hereof, shall immediately upon receipt thereof by such Grantor be held by or on behalf of and delivered to the Purchaser in suitable form for transfer by delivery or accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance satisfactory to the Purchaser. The Purchaser shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Purchaser or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, at any time, the Purchaser shall have the right to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

Section 3.02 Perfection of Uncertificated Securities Collateral. Each Grantor represents and warrants that the Purchaser has a perfected First Priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof. Each Grantor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, such Grantor will (a) cause the issuer thereof to either (i) register the Purchaser as the registered owner of such securities or (ii) agree in an authenticated record with such Grantor and the Purchaser that such issuer will comply with instructions with respect to such securities originated by the Purchaser without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Purchaser, (b) upon request by the Purchaser, provide to the Purchaser an opinion of counsel, in form and substance satisfactory to the Purchaser, confirming such pledge and perfection thereof, and (c) if requested by the Purchaser, request the issuer of such Pledged Securities to cause such Pledged Securities to become certificated and in the event such Pledged Securities become certificated, to deliver such Pledged Securities to the Purchaser in accordance with the provisions of Section 3.01. Each Grantor hereby agrees, with respect to Pledged Securities that are partnership interests or limited liability company interests, that after the occurrence and during the continuance of any Event of Default, upon request by the Purchaser, such Grantor will (A) cause the Organizational Documents of each issuer that is a Subsidiary of the Company to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC and (B) cause such Pledged Securities to become certificated and delivered to the Purchaser in accordance with the provisions of Section 3.01.

Section 3.03 Maintenance of Perfected Security Interest. Each Grantor represents and warrants that on the date hereof all financing statements, agreements (including the Intellectual Property Security Agreement), instruments and other documents necessary to perfect the security interest granted by it to the Purchaser in respect of the Pledged Collateral have been delivered to the Purchaser in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office. Each Grantor agrees that at its sole cost and expense, such Grantor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected First Priority security interest.

Section 3.04 Other Actions for Perfection. In order to further insure the attachment, perfection and priority of, and the ability of the Purchaser to enforce, the Purchaser’s security interest in the Pledged Collateral, each Grantor represents and warrants (as to itself) as follows and agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Pledged Collateral:

(a) Instruments and Tangible Chattel Paper. (i) As of the date hereof, no amounts payable to such Grantor under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper, or (ii) each Instrument and each item of Tangible Chattel Paper has been properly endorsed, assigned and delivered to the Purchaser, accompanied by undated instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Grantor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within five (5) Business Days after receipt thereof by such Grantor) endorse, assign and deliver the same to the Purchaser, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Purchaser may from time to time specify.

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(b) Deposit Accounts. As of the date hereof, no Grantor has opened or maintains any Deposit Accounts other than the accounts listed in Schedule B hereof. At the request of the Purchaser, each Grantor shall cause to be perfected a First Priority security interest in any or each Deposit Account listed in Schedule B hereof which security interest is perfected by Control. No Grantor shall hereafter establish and maintain any Deposit Account unless the Purchaser agrees in writing that it is not required, such depository bank and such Grantor shall have duly executed and delivered to the Purchaser a Deposit Account Control Agreement with respect to such Deposit Account. The Purchaser agrees with each Grantor that the Purchaser shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account subject to a Control Agreement or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any Deposit Account subject to a Control Agreement unless an Event of Default has occurred and is continuing. No Grantor shall grant Control of any Deposit Account to any Person other than the Purchaser.

(c) Investment Property.

(i) As of the date hereof, no Grantor (1) has any Securities Accounts or Commodity Accounts, (2) holds, owns or has any interest in any certificated securities or uncertificated securities other than those constituting Pledged Securities. No Grantor shall hereafter establish or maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (A) the applicable Grantor shall have given the Purchaser ten (10) Business Days prior written notice of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary, (B) such Securities Intermediary or Commodity Intermediary shall be acceptable to the Purchaser and (C) unless the Purchaser agrees in writing that it is not required, such Securities Intermediary or Commodity Intermediary, as the case may be, and such Grantor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be. Each Grantor shall accept any cash and Investment Property in trust for the benefit of the Purchaser and within five (5) Business Days of actual receipt thereof, deposit any and all cash and Investment Property (other than any Investment Property pledged pursuant to clauses (ii)(1), (iii)(1) or (iii)(3) below) received by it into a Deposit Account or Securities Account subject to the Purchaser’s Control. The Purchaser agrees with each Grantor that the Purchaser shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur. No Grantor shall grant Control over any Investment Property to any Person other than the Purchaser.

(ii) If any Grantor shall at any time hold or acquire any certificated securities constituting Investment Property, such Grantor shall promptly (1) endorse, assign and deliver the same to the Purchaser, accompanied by such undated instruments of transfer or assignment duly executed in blank, all in form and substance satisfactory to the Purchaser or (2) deliver such securities into a Securities Account with respect to which a Securities Account Control Agreement is in effect in favor of the Purchaser.

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(iii) If any securities now or hereafter acquired by any Grantor constituting Investment Property are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Purchaser thereof and pursuant to an agreement in form and substance satisfactory to the Purchaser, either (1) cause the issuer to agree to comply with instructions from the Purchaser as to such securities, without further consent of any Grantor or such nominee, (2) cause a Security Entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which the Purchaser has Control or (3) arrange for the Purchaser to become the registered owner of such securities.

(d) Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction). Each Grantor will maintain all (i) Electronic Chattel Paper so that the Purchaser has Control of the Electronic Chattel Paper and (ii) all transferable records so that the Purchaser has Control of the transferable records.

(e) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Purchaser thereof and such Grantor shall maintain all Letter-of-Credit Rights assigned to the Purchaser so that the Purchaser has Control of the Letter-of-Credit Rights.

(f) Commercial Tort Claims. On the date hereof, no Grantor holds any Commercial Tort Claim which might reasonably result in awarded damages (less any and all legal and other expenses incurred or reasonably expected to be incurred by such Grantor). Each Grantor will immediately give notice to the Purchaser of any Commercial Tort Claim that is commenced in the future and will immediately execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such Commercial Tort Claim to the First Priority security interest created under this Agreement.

(g) Landlord’s Access Agreements. Each Grantor shall obtain as soon as practicable upon request of the Purchaser with respect to each location where such Grantor maintains Pledged Collateral, a landlord access agreement and landlord’s lien waiver, as applicable, from all such landlords, as applicable, who from time to time have possession of Pledged Collateral in the ordinary course of such Grantor’s business and if requested by the Purchaser.

Section 3.05 Joinder of Additional Grantors. The Company shall cause each Person that becomes a Subsidiary after the date hereof to become a Grantor and pledge any assets to the Purchaser and to execute and deliver to the Purchaser a Joinder Agreement within ten (10) days of the date on which it was acquired or created and, upon such execution and delivery, such Subsidiary shall constitute a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Grantor herein. Upon the execution and delivery by any Subsidiary of a Joinder Agreement, the supplemental schedules attached to such Joinder Agreement shall be incorporated into and become part of and supplement the Schedules to this Agreement and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Joinder Agreement and from time to time. The execution and delivery of such Joinder Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

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Section 3.06 Further Assurances.

(a) Further Assurances. Each Grantor shall take such further actions, and execute and/or deliver to the Purchaser such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Purchaser may in its judgment deem necessary or appropriate in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted in the Pledged Collateral as provided herein and the rights and interests granted to the Purchaser hereunder, and enable the Purchaser to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of any financing statements, continuation statements and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, the filing of the Intellectual Property Security Agreement and supplemental Intellectual Property Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office and the execution and delivery of Control Agreements with respect to Securities Accounts, Commodities Accounts and Deposit Accounts (other than Excluded Accounts), all in form satisfactory to the Purchaser and in such offices wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Purchaser hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, but subject to applicable law, each Grantor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Purchaser from time to time upon request by the Purchaser such lists, schedules, descriptions and designations of the Pledged Collateral, statements, copies of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Purchaser shall request. If an Event of Default has occurred and is continuing, the Purchaser may institute and maintain, in its own name or in the name of any Grantor, such suits and proceedings as the Purchaser may deem necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Grantors.

(b) Report. Within ten (10) Business Days after the end of each calendar month the Company shall furnish the Purchaser with a report listing for such month:

(i) any Subsidiary formed or acquired by any Grantor;

(ii) any certificated securities, uncertificated securities, other equity interests or Debt not held in a Securities Account acquired by any Grantor;

(iii) any change in name or jurisdiction of organization of any Grantor as permitted by the Transaction Documents;

(iv) any new location of Inventory or Equipment of any Grantor;

(v) all Instruments or Chattel Paper received by any Grantor;

(vi) any Securities Account, Commodities Account or Deposit Account opened by any Grantor;

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(vii) all applications for and registration received by any Grantor in respect of any Intellectual Property;

(viii) any Letter of Credit Rights acquired by any Grantor; and

(ix) any Commercial Tort Claims acquired by any Grantor.

(c) Financial Statements.

(i) The Company shall deliver to the Purchaser:

(A) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, which, if audited, the independent public accountants audit report:

(B) as soon as practicable, but in any event within forty-five (45) days after the end of each fiscal quarter of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter;

(C) as soon as practicable, but in any event within thirty (30) days after the end of each calendar month, an unaudited trial balance sheet as of the end of such month; and

with respect to the financial statements called for in Section 3.06(c)(i)(A), (B) and/or (C), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with the applicable accounting standards set forth therein consistently applied with prior practice for earlier periods and fairly present the financial condition of the Company and its results of operation for the periods specified therein; and

(ii) If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries

(iii) The Company may cease providing the information set forth in Section 3.06(c)(i) during the period the Company’s Common Stock is registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended.

(d) Aging Report. Within ten (10) calendar days after the end of each calendar month or on such other more frequent basis as may be required by the Purchaser from time to time, each Grantor shall submit to the Purchaser an aging report in form satisfactory to the Purchaser showing the amounts due to such Grantor on all Receivables as of the close of such month or shorter period as may be required by the Purchaser from time to time, together with such other information regarding such Receivables as the Purchaser may require. If any Grantor’s aging reports are prepared by an accounting service or other agent, such Grantor hereby authorizes such service or agent to deliver such aging reports and any other related documents to the Purchaser.

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ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Grantor represents, warrants and covenants as follows:

Section 4.01 Purchase Agreement Representations.

(a) Purchase Agreement Representations. Each Grantor makes the representations and warranties set forth in Section 2 of the Purchase Agreement as they relate to the Grantors or to the Transaction Documents to which any Grantor is a party, each of which is hereby incorporated herein by reference, and the Purchaser shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 4.01, be deemed to be a reference to the Grantors’ knowledge.

(b) Existence. Each Grantor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, and (iii) is in compliance with all requirements of law. No Grantor is a Transmitting Utility.

(c) Power and Authorization. Each Grantor has the power and authority, and the legal right, to own or lease and operate its property, and to carry on the business as now conducted and as proposed to be conducted, and to execute, deliver and perform the Transaction Documents to which it is a party. Each Grantor has taken all necessary organizational action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Transaction Documents.

(d) Enforceability. This Agreement constitutes, and each other Transaction Document when delivered hereunder will constitute, a legal, valid and binding obligation of each Grantor thereto, enforceable against each such Grantor in accordance with its terms.

(e) No Contravention. The execution, delivery and performance of this Agreement and the other Transaction Documents will not violate any Requirement of Law or any Contractual Obligation of any Grantor and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or assets pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Transaction Documents).

(f) No Litigation. No action, suit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Grantor, threatened by or against any Grantor or against any of its property or assets with respect to any of the Transaction Documents or any of the transactions contemplated hereby or thereby.

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Section 4.02 Ownership of Property and No Other Liens. Each Grantor has fee simple title to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its Pledged Collateral, and none of such property is subject to any Lien, claim, option or right of others, except for the security interest granted to the Purchaser. No Person other than the Purchaser has control or possession of all or any part of the Pledged Collateral, except as permitted by the Purchase Agreement. None of the Pledged Collateral constitutes, or is the Proceeds of, (i) Farm Products, (ii) As-Extracted Collateral, (iii) Manufactured Homes, (iv) Health-Care-Insurance Receivables, (v) timber to be cut, (vi) aircraft, aircraft engines, satellites, ships or railroad rolling stock. None of the account debtors or other Persons obligated on any of the Pledged Collateral is a Governmental Authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Pledged Collateral.

Section 4.03 Perfected First Priority Security Interest. This Agreement is effective to create in favor of the Purchaser, a legal, valid and enforceable security interest in the Pledged Collateral and the Proceeds thereof. In the case of the certificated Pledged Securities, when stock certificates representing such Pledged Securities are delivered to the Purchaser and in the case of the other Pledged Collateral, when financing statements and other filings specified in Section 3.02, this Agreement shall constitute, and will at all times constitute, a fully perfected First Priority Lien on, and security interest in, all rights, title and interest of the Grantors in such Pledged Collateral and the Proceeds thereof, as security for the Secured Obligations.

Section 4.04 No Transfer of Pledged Collateral. No Grantor shall sell, offer to sell, dispose of, convey, assign or otherwise transfer, or grant any option with respect to, restrict, or grant, create, permit or suffer to exist any Lien on, any of the Pledged Collateral pledged by it hereunder or any interest therein except as permitted by the Purchase Agreement.

Section 4.05 Claims Against Pledged Collateral. Each Grantor shall, at its own cost and expense, defend title to the Pledged Collateral and the First Priority security interest and Lien granted to the Purchaser with respect thereto against all claims and demands of all Persons at any time claiming any interest therein adverse to the Purchaser other than Liens permitted under the Purchase Agreement. Except as expressly permitted by the Purchase Agreement or any other Transaction Document, there is no agreement to which any Grantor is a party, order, judgment or decree, and no Grantor shall enter into any agreement or take any other action, that would reasonably be expected to restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict in any material respect with such Grantors’ obligations or the rights of the Purchaser hereunder.

Section 4.06 Other Financing Statements. No financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral or listing such Grantor as debtor is on file in any recording office, except such as have been filed in favor of the Purchaser pursuant to this Agreement or as otherwise permitted under the Purchase Agreement. No Grantor shall execute, authorize or permit to be filed in any recording office any financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral or listing such Grantor as debtor with respect to all or any part of the Pledged Collateral, except financing statements and other instruments filed in respect of Liens permitted under the Purchase Agreement.

Section 4.07 Changes in Name, Jurisdiction of Organization, Etc. On the date hereof, such Grantor’s type of organization, jurisdiction of organization, legal name, Federal Taxpayer Identification Number, organizational identification number (if any) and chief executive office or principal place of business have been provided to the Purchaser, which includes all of such Grantor’s jurisdictions and types of organization, legal names and locations of chief executive office or principal place of business at any time during the four months preceding the date hereof, if different from those referred to in the preceding sentence. Such Grantor shall not, except upon not less than thirty (30) days’ prior written notice (in the form of an officer’s certificate) to the Purchaser and the Purchaser, and delivery to the Purchaser of all additional financing statements, information and other documents requested by the Purchaser or the Purchaser to maintain the validity, perfection and priority of the security interests provided for herein:

(a) change its legal name, identity, type of organization or corporate structure;

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(b) change the location of its chief executive office or its principal place of business;

(c) change its Federal Taxpayer Identification Number or organizational identification number (if any); or

(d) change its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, organizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).

Such Grantor shall, prior to any change described in the preceding sentence, take all actions requested by the Purchaser to maintain the perfection and priority of the security interest of the Purchaser in the Pledged Collateral intended to be granted hereunder. Each Grantor agrees to promptly provide the Purchaser with certified Organizational Documents reflecting any of the changes described in this section 4.07. Each Grantor also agrees to promptly notify the Purchaser of any change in the location of any office in which it maintains books or records relating to Pledged Collateral owned by it or any office or facility at which Pledged Collateral is located (including the establishment of any such new office or facility).

Section 4.08 Location of Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods and goods in transit) of such Grantor are kept at locations listed at such Grantor’s place of business as has been provided to the Purchaser. Such Grantor shall not move any Equipment or Inventory to any location, other any location as has been provided to the Purchaser except upon not less than thirty (30) days’ prior written notice (in the form of an officer’s certificate) to the Purchaser and the Purchaser, of its intention so to do, clearly describing such new location and providing such other information and documents to the Purchaser requested by the Purchaser or the Purchaser to maintain the validity, perfection and priority of the security interests provided for herein. Such Grantor shall, prior to any change described in the preceding sentence, take all actions requested by the Purchaser to maintain the perfection and priority of the security interest of the Purchaser in the Pledged Collateral, including using commercially reasonable efforts to obtain waivers of landlord’s or warehousemen’s liens with respect to such new location, if applicable, who from time to time have possession of Pledged Collateral; provided that, in no event shall any Equipment or Inventory of any Grantor be moved to any location outside of the continental United States.

Section 4.09 Pledged Securities and Pledged Debt. Schedule C sets forth a complete and accurate list of all Pledged Securities and Pledged Debt held by such Grantor as of the date hereof. The Pledged Securities pledged by such Grantor hereunder constitute all of the issued and outstanding Equity Interests of each Subsidiary owned by such Grantor. Such Equity Interests represent all of the outstanding Equity Interests of each such issuer which is a Subsidiary except as noted in such Schedule C. All of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued, fully paid and non-assessable. There is no amount or other obligation owing by any Grantor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Grantor’s status as a partner or a member of any issuer of the Pledged Securities. No Grantor is in default or violation of any provisions of any agreement to which such Grantor is a party relating to the Pledged Securities. All of the Pledged Debt described on Schedule C has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof, enforceable in accordance with their respective terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law)) and is not in default. The Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness owing to such Grantor and if evidenced by promissory notes, such notes have been delivered to the Purchaser. No Securities Collateral pledged by such Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person with respect thereto, and there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates representing such Pledged Securities or Pledged Debt, if any, that have been delivered to the Purchaser) which evidence any Pledged Securities or Pledged Debt of such Grantor. Each Grantor shall, upon obtaining any Pledged Securities or Pledged Debt of any Person, accept the same in trust for the benefit of the Purchaser and immediately deliver to the Purchaser an updated Schedule C, and the certificates and other documents required under Section 3.01 and Section 3.02 in respect of the additional Pledged Securities or Pledged Debt which are to be pledged pursuant to this Agreement, and confirming the Lien hereby created on such additional Pledged Securities or Pledged Debt.

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Section 4.10 Approvals. In the event that the Purchaser desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the request of the Purchaser, such Grantor agrees to assist the Purchaser in obtaining as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

Section 4.11 Pledged Collateral Information. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to the Purchaser, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete. The Pledged Collateral described on the schedules hereof constitutes all of the property of such type of Pledged Collateral owned or held by the Grantors.

Section 4.12 Insurance. In the event that the proceeds of any insurance claim are paid to any Grantor after the Purchaser has exercised its right to foreclose on all or any part of the Pledged Collateral during the existence of an Event of Default, such proceeds shall be held in trust for the benefit of the Purchaser and immediately after receipt thereof shall be paid to the Purchaser for application in accordance with the Purchase Agreement.

Section 4.13 Compliance With Laws. Each Grantor shall pay promptly when due all Claims upon the Pledged Collateral or incurred in connection with the use or operation of the Pledged Collateral or incurred in connection with this Agreement. All Claims imposed upon or assessed against the Pledged Collateral have been paid and discharged except to the extent such Claims constitute a Lien not yet due and payable which is a Contested Lien or a Lien permitted by the Purchase Agreement. In the event any Grantor shall fail to make such payment contemplated in the immediately preceding sentence, the Purchaser may (following notice to the Grantor, to the extent practicable) do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify the Purchaser for all costs and expenses incurred by the Purchaser under this Section 4.13 in accordance with Section 9.08. Each Grantor shall comply with all requirements of law applicable to the Pledged Collateral. Each Grantor has at all times operated, and shall continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

Section 4.14 Intellectual Property. (a) Schedule D lists all patents and pending applications, registered trademarks and pending applications, registered domain names, registered copyrights and pending applications and material Intellectual Property Licenses owned by such Grantor; (b) all Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned; (c) such Grantor is the exclusive owner of all right, title and interest in and to, or has the right to use, all such Intellectual Property Collateral; (d) consummation and performance of this Agreement will not result in the invalidity, unenforceability or impairment of any such Intellectual Property Collateral, or in default or termination of any material Intellectual Property License; (e) there are no outstanding holdings, decisions, consents, settlements, decrees, orders, injunctions, rulings or judgments that would limit, cancel or question the validity or enforceability of any such Intellectual Property Collateral or such Grantor’s rights therein or use thereof; (f) to such Grantor’s knowledge, the operation of such Grantor’s business and such Grantor’s use of Intellectual Property Collateral in connection therewith, does not infringe or misappropriate the intellectual property rights of any other Person; (g) no action or proceeding is pending or, to such Grantor’s knowledge, threatened (i) seeking to limit, cancel or question the validity of any Intellectual Property Collateral or such Grantor’s ownership interest or rights therein, or (ii) alleging that any such Intellectual Property Collateral, or such Grantor’s use thereof in the operation of its business, infringes or misappropriates the intellectual property rights of any Person; and (h) to such Grantor’s knowledge, there has been no material adverse effect on such Grantor’s rights in its material Trade Secrets as a result of any unauthorized use, disclosure or appropriation by or to any Person, including such Grantor’s current and former employees, contractors and agents.

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Section 4.15 Inspection of Pledged Collateral. Each Grantor shall keep the Pledged Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. Each Grantor shall permit the Purchaser, or its designee, to inspect the Pledged Collateral at any reasonable time, wherever located.

ARTICLE V

SECURITIES COLLATERAL

Section 5.01 Existing Voting Rights and Distributions.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Purchase Agreement or any other Transaction Document.

(ii) Each Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, if and to the extent made in accordance with the provisions of the Purchase Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be immediately delivered to the Purchaser to hold as Pledged Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Purchaser, be segregated from the other property or funds of such Grantor and be immediately delivered to the Purchaser as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b) The Purchaser shall be deemed without further action to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor and at the sole cost and expense of such Grantor, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.01(a)(i) and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.01(a)(ii).

(c) Upon the occurrence and during the continuance of any Event of Default:

(i) All rights of each Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) shall immediately cease, and all such rights shall thereupon become vested in the Purchaser, which shall have the sole right to exercise such voting and other consensual rights.

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(ii) All rights of each Grantor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.01(a)(ii) shall immediately cease and all such rights shall thereupon become vested in the Purchaser, which shall have the sole right to receive and hold such Distributions as Pledged Collateral.

(d) Each Grantor shall, at its sole cost and expense, from time to time execute and deliver to the Purchaser appropriate instruments as the Purchaser may request in order to permit the Purchaser to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.01(c)(i) and to receive all Distributions which it may be entitled to receive under Section 5.01(c)(ii).

(e) All Distributions which are received by any Grantor contrary to the provisions of Section 5.01(a)(ii) or Section 5.01(c) shall be received in trust for the benefit of the Purchaser, shall be segregated from other funds of such Grantor and shall immediately be paid over to the Purchaser as Pledged Collateral in the same form as so received (with any necessary endorsement).

Section 5.02 Certain Agreements of Grantors.

(a) In the case of each Grantor which is an issuer of Securities Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b) In the case of each Grantor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Grantor hereby (i) consents to the extent required by the applicable Organizational Document to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Purchaser or its nominee and to the substitution of the Purchaser or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be and (ii) irrevocably waives any and all provisions of the applicable Organizational Documents that conflict with the terms of this Agreement or prohibit, restrict, condition or otherwise affect the grant hereunder of any Lien on any of the Pledged Collateral or any enforcement action which may be taken in respect of any such Lien.

ARTICLE VI

INTELLECTUAL PROPERTY COLLATERAL

Section 6.01 Intellectual Property License. For the purpose of enabling the Purchaser, during the continuance of an Event of Default, to exercise rights and remedies under Article VIII hereof at such time as the Purchaser shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Purchaser, to the extent of such Grantor’s rights and effective only during the continuance of an Event of Default, an irrevocable, non-exclusive license, subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use and sublicense any of the Intellectual Property Collateral then owned by or licensed to such Grantor. Such license shall include access to all devices, products and media in which any of the Intellectual Property Collateral is embodied, embedded, recorded or stored and to all computer programs used for the compilation or printout hereof.

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Section 6.02 Dealing With Intellectual Property. On a continuing basis, each Grantor shall, at its sole cost and expense:

(a) promptly following its becoming aware thereof, notify the Purchaser of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding such Grantor’s claim of ownership in or right to use any of the Intellectual Property Collateral, such Grantor’s right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect;

(b) maintain and protect the Intellectual Property Collateral as presently used and operated and as contemplated by the Purchase Agreement;

(c) not permit to lapse or become abandoned any Intellectual Property Collateral as presently used and operated and as contemplated by the Purchase Agreement, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with commercially reasonable business judgment;

(d) upon such Grantor obtaining knowledge thereof, promptly notify the Purchaser in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any of the Intellectual Property Collateral, the ability of such Grantor or the Purchaser to dispose of the Intellectual Property Collateral or any portion thereof or the rights and remedies of the Purchaser in relation thereto including a levy or threat of levy or any legal process against the Intellectual Property Collateral or any portion thereof;

(e) not license the Intellectual Property Collateral other than licenses entered into by such Grantor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that could materially impair the value of the Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, without the consent of the Purchaser;

(f) diligently keep adequate records respecting its Intellectual Property Collateral; and

(g) furnish to the Purchaser from time to time upon the Purchaser’s reasonable request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Purchaser may from time to time request.

Section 6.03 Additional Intellectual Property. If any Grantor shall at any time after the date hereof (a) obtain any rights to any additional Intellectual Property Collateral or (b) become entitled to the benefit of any additional Intellectual Property Collateral or any registration, renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (a) or (b) of this Section 6.03 with respect to such Grantor shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Grantor shall promptly (i) provide to the Purchaser written notice of any of the foregoing and (ii) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (a) and (b) of the immediately preceding sentence of this Section 6.03 by execution of an instrument in form acceptable to the Purchaser and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Purchaser’s security interest in such Intellectual Property Collateral, including by execution and filing of a supplemental Intellectual Property Security Agreement in accordance with Section 3.06. Further, each Grantor authorizes the Purchaser to modify this Agreement by amending Schedule D hereof to include any such Intellectual Property Collateral of such Grantor.

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Section 6.04 Intellectual Property Litigation. Unless there shall occur and be continuing any Event of Default, each Grantor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Grantors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Purchaser shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Grantor, the Purchaser to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Grantor shall, at the request of the Purchaser, do any and all lawful acts and execute any and all documents requested by the Purchaser in aid of such enforcement and the Grantors shall promptly reimburse and indemnify the Purchaser for all reasonable costs and expenses incurred by the Purchaser in the exercise of its rights under this Section 6.04 in accordance with Section 9.08. In the event that the Purchaser shall elect not to bring suit to enforce the Intellectual Property Collateral as permitted by this Section 6.04 and an Event of Default has occurred and is continuing, each Grantor agrees, at the reasonable request of the Purchaser, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.

ARTICLE VII

RECEIVABLES

Section 7.01 Dealing With Receivables. Each Grantor shall keep and maintain at its own cost and expense complete records of each Receivable, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Grantor shall, at such Grantor’s sole cost and expense, upon the Purchaser’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver copies of all tangible evidence of Receivables, including copies of all documents evidencing Receivables and any books and records relating thereto to the Purchaser or to its representatives. Each Grantor shall legend, at the request of the Purchaser, and in form and manner satisfactory to the Purchaser, the Receivables and the other books, records and documents of such Grantor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Purchaser and that the Purchaser has a security interest therein.

Section 7.02 Modification of Receivables. Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

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ARTICLE VIII

REMEDIES

Section 8.01 Remedies.

(a) If any Event of Default shall have occurred and be continuing, the Purchaser may exercise, without any other notice to or demand upon any Grantor, in addition to the other rights and remedies provided for herein or in any other Transaction Document or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Pledged Collateral) and also may:

(i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Purchaser immediately, assemble the Pledged Collateral or any part thereof, as directed by the Purchaser and make it available to the Purchaser at a place and time to be designated by the Purchaser;

(ii) without notice except as specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Pledged Collateral or any part thereof, in one or more parcels at public or private sale, at any of the Purchaser’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Purchaser may deem commercially reasonable;

(iii) occupy any premises owned or leased by any of the Grantors where the Pledged Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and

(iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Pledged Collateral, or otherwise in respect of the Pledged Collateral, including without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Contracts, the Receivables, and the other Pledged Collateral, (B) withdraw, or cause or direct the withdrawal of, all funds with respect to the Deposit Accounts, (C) exercise all other rights and remedies with respect to the Receivables, and the other Pledged Collateral, including without limitation, those set forth in Section 9-607 of the UCC and (D) exercise any and all voting, consensual and other rights with respect to any Pledged Collateral.

(b) Each Grantor agrees that, unless the Pledged Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Pledged Collateral, if permitted by applicable law, the Purchaser may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Purchaser arising out of the exercise by it of any rights hereunder. Each Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Pledged Collateral and any other security for the Secured Obligations or otherwise. The Purchaser shall not be liable for failure to collect or realize upon any or all of the Pledged Collateral or for any delay in so doing nor shall it be under any obligation to take any action with regard thereto. The Purchaser shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Purchaser may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Purchaser to dispose of the Pledged Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Purchaser shall not be obligated to clean-up or otherwise prepare the Pledged Collateral for sale.

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(c) If any Event of Default shall have occurred and be continuing, all payments received by any Grantor in respect of the Pledged Collateral shall be received in trust for the benefit of the Purchaser, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Purchaser in the same form as so received (with any necessary endorsement).

(d) If any Event of Default shall have occurred and be continuing, the Purchaser may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or part of the Secured Obligations against any funds deposited with it or held by it.

(e) If any Event of Default shall have occurred and be continuing, upon the written demand of the Purchaser, each Grantor shall execute and deliver to the Purchaser an assignment or assignments of any or all of the Intellectual Property Collateral and such other documents and take such other actions as are necessary or appropriate to carry out the intent and purposes hereof. Within five Business Days of written notice thereafter from the Purchaser, each Grantor shall make available to the Purchaser, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of the Event of Default as the Purchaser may designate to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Grantor under the Intellectual Property Collateral, and such persons shall be available to perform their prior functions on the Purchaser’s behalf.

(f) If the Purchaser shall determine to exercise its right to sell all or any of the Securities Collateral of any Grantor pursuant to this Section 8.01, each Grantor recognizes that the Purchaser may be unable to effect a public sale of any or all of the Pledged Securities, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers or a single purchaser which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the Purchaser than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale. The Purchaser shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit any Subsidiary or Grantor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if any Subsidiary or Grantor would agree to do so.

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(g) Each Grantor further shall use its commercial best efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Pledged Securities pursuant to this Section 8.01 valid and binding and in compliance with any and all other requirements of applicable law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 8.01 will cause irreparable injury to the Purchaser, that the Purchaser has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8.01 shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

(h) The Purchaser shall not incur any liability as a result of the sale of any Pledged Securities, or any part thereof, at any private sale conducted in a commercially reasonable manner, it being agreed that the Pledged Securities are not customarily sold in a recognized market. Each Grantor hereby waives any claims against the Purchaser arising by reason of the fact that the price at which any of the Pledged Securities may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Purchaser accepts the first offer received and does not offer any Pledged Securities to more than one offeree.

(i) The UCC states that the Purchaser is able to purchase the Pledged Securities only if they are sold at a public sale. The Purchaser has advised Grantor that Securities and Exchange Commission staff personnel have issued various No‑Action Letters describing procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of the UCC, yet not public for purposes of Section 4(a)(2) of the Securities Act of 1933. The UCC permits each Grantor to agree on the standards for determining whether the Purchaser has complied with its obligations under the UCC. Pursuant to the UCC, each Grantor specifically agrees (A) that it shall not raise any objection to the Purchaser’s purchase of the Pledged Securities (through bidding on the obligations or otherwise) and (B) that a foreclosure sale conducted in substantial conformity with the principles set forth in such No‑Action Letters (x) shall be considered to be a “public” sale for purposes of the UCC; (y) will be considered commercially reasonable notwithstanding that the Purchaser has not registered or sought to register the Pledged Securities under any federal or state securities laws, even if such Grantor or Subsidiary agrees to pay all costs of the registration process; and (z) shall be considered to be commercially reasonable notwithstanding that the Purchaser purchases the Pledged Securities at such a sale.

(j) Each Grantor agrees that the Purchaser shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Pledged Securities sold by the Purchaser pursuant to this Agreement. The Purchaser, may, in its reasonable discretion, among other things, accept the first offer received, or decide to approach or not to approach any potential purchasers. Without in any way limiting the Purchaser’s right to conduct a foreclosure sale in any manner which is considered commercially reasonable, each Grantor and Subsidiary hereby agrees that any foreclosure sale conducted in accordance with the following provisions shall be considered a commercially reasonable sale and hereby irrevocably waives any right to contest any such sale: (i) the Purchaser conducts the foreclosure sale in the State of New York; (ii) the foreclosure sale is conducted in accordance with the laws of the State of New York; (iii) not less than ten (10) Business Days in advance of the foreclosure sale, the Purchaser notifies such Grantor in writing at the address set forth herein of the time and place of such foreclosure sale; (iv) the foreclosure sale is conducted by an auctioneer licensed in the State of New York and is conducted in front of the New York Supreme Court located in New York City or such other New York State Court in the City of New York, County of New York, having jurisdiction over the Pledged Securities on any Business Day between the hours of 9:00 a.m. and 5:00 p.m.; (v) the notice of the date, time and location of the foreclosure sale is published in the New York Times or Wall Street Journal (or such other daily newspaper widely circulated in New York, New York) for seven (7) consecutive days prior to the date of the foreclosure sale, and (vi) the Purchaser sends notification of the foreclosure sale to all secured parties identified as a result of a search of the UCC financings statements in the state filing office located in the Grantor’s state of formation or, if a natural person state of residence, conducted not later than twenty (20) days and not earlier than thirty (30) days before such notification date.

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Section 8.02 No Waiver and Cumulative Remedies. The Purchaser shall not by any act (except by a written instrument pursuant to Section 9.06), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure on the part of the Purchaser to exercise, no course of dealing with respect to, and no delay on the part of the Purchaser in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Purchaser be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

Section 8.03 Application of Proceeds. Upon the exercise by the Purchaser of its remedies hereunder, any proceeds received by the Purchaser in respect of any realization upon any Pledged Collateral shall be applied, together with any other sums then held by the Purchaser pursuant to this Agreement, in accordance with the Purchase Agreement. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Purchaser to collect such deficiency.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Concerning Purchaser.

(a) Conduct. The Purchaser may exercise or refrain from exercising any rights (including making demands and giving notices) and take or refrain from taking any action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Purchase Agreement. The Purchaser may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

(b) Duty of Care. The Purchaser’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Purchaser deals with its own property consisting of similar instruments or interests. The Purchaser shall not have responsibility for (i) ascertaining or taking action whatsoever with regard to any Pledged Collateral (including matters relating to the Pledged Securities, whether or not the Purchaser has or is deemed to have knowledge of such matters) or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

(c) Reliance. The Purchaser shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder.

(d) Conflict. If any item of Pledged Collateral also constitutes collateral granted to the Purchaser under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other document in respect of such collateral, the provisions of this Agreement shall control unless the other deed of trust, mortgage, security agreement, pledge or instrument expressly states otherwise.

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Section 9.02 Performance By Purchaser. If any Grantor shall fail to perform any covenants contained in this Agreement (including covenants to pay insurance, taxes and claims arising by operation of law in respect of the Pledged Collateral and to pay or perform any Grantor obligations under any Pledged Collateral) or if any representation or warranty on the part of any Grantor contained herein shall be breached, the Purchaser may (but shall not be obligated to) during the existence of an Event of Default do the same or cause it to be done or remedy any such breach, and may make payments for such purpose; provided, however, that the Purchaser shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Grantor fails to pay or perform as and when required hereby and which such Grantor does not contest in accordance with the provisions of the Purchase Agreement. Any and all amounts so paid by the Purchaser shall be reimbursed by the Grantors in accordance with the provisions of Section 9.08. Neither the provisions of this Section 9.02 nor any action taken by the Purchaser pursuant to the provisions of this Section 9.02 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.

Section 9.03 Power of Attorney. Each Grantor hereby appoints the Purchaser its attorney-in-fact, with full power and authority in the place and stead of such Grantor and in the name of such Grantor, or otherwise, from time to time during the existence of an Event of Default in the Purchaser’s discretion to take any action and to execute any instrument consistent with the terms of the Purchase Agreement and the other Transaction Documents which the Purchaser may deem necessary or advisable to accomplish the purposes hereof (but the Purchaser shall not be obligated to and neither the Purchaser nor any of such Purchaser’s Related Persons shall have any liability to such Grantor or any third party for failure to so do or take action). The Purchaser shall use commercially reasonable efforts to provide notice to the Grantor prior to taking any action taken in the preceding sentence, provided that failure to deliver such notice shall not limit the Purchaser’s right to take such action or the validity of any such action. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

Section 9.04 Continuing Security Interest and Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) be binding upon the Grantors, their respective successors and assigns and (b) inure, together with the rights and remedies of the Purchaser hereunder, to the benefit of the Purchaser and its permitted successors, transferees and assigns and their respective officers, directors, employees, affiliates, agents, advisors and controlling Persons; provided that, no Grantor shall assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Purchaser and any attempted assignment or transfer without such consent shall be null and void. Without limiting the generality of the foregoing clause (b), the Purchaser may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Purchaser, herein or otherwise, subject however, to the provisions of the Purchase Agreement.

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Section 9.05 Termination and Release.

(a) At such time as the Secured Obligations shall have been paid in full (other than contingent indemnification obligations in which no claim has been made or is reasonably foreseeable), the Pledged Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Purchaser and each Grantor hereunder shall terminate, all without delivery of any instrument or any further action by any party, and all rights to the Pledged Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Purchaser shall deliver to such Grantor any Pledged Collateral held by the Purchaser hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Pledged Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Purchase Agreement, then the Lien created pursuant to this Agreement in such Pledged Collateral shall be released, and the Purchaser, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases and other documents reasonably necessary or advisable for the release of the Liens created hereby on such Pledged Collateral; provided that the Company shall provide to the Purchaser evidence of such transaction’s compliance with the Purchase Agreement and the other Transaction Documents as the Purchaser shall request. At the request and sole expense of the Company, a Grantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Grantor are sold, transferred or otherwise disposed of in a transaction permitted by the Purchase Agreement; provided that the Company shall have delivered to the Purchaser, at least ten (10) Business Days (or such shorter period acceptable to the Purchaser) prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Purchase Agreement and the other Transaction Documents.

Section 9.06 Modification in Writing. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by any Grantor therefrom shall be effective, except by a written instrument signed by the Purchaser in accordance with the terms of the Purchase Agreement. Any amendment, modification or supplement of any provision hereof, any waiver of any provision hereof and any consent to any departure by any Grantor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, terminated or waived with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 9.07 Notices. Unless otherwise provided herein, any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Purchase Agreement, and, as to any Grantor, addressed to it at the address of such Grantor set forth in Schedule E hereof and as to the Purchaser, addressed to it at the address set forth in the Purchase Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party.

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Section 9.08 Indemnity and Expenses.

(a) Each Grantor hereby agrees to indemnify and hold harmless the Purchaser (and any sub-agent thereof), and each Related Party of the Purchaser (each such Person being called an “Indemnitee”) from any losses, damages, liabilities, claims and related expenses (including the fees and expenses of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees, expenses and time charges for attorneys who are employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Grantor) other than such Indemnitee and its Related Parties arising out of, in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any failure of any Secured Obligations to be the legal, valid, and binding obligations of any Grantor enforceable against such Grantor in accordance with their terms, whether brought by a third party or by such Grantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (ii) result from a claim brought by any Grantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Transaction Document, if such Grantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (iii) result from a claim not involving an act or omission of any Grantor or any of its subsidiaries and that is brought by an Indemnitee against another Indemnitee (other than against the Purchaser.

(b) To the fullest extent permitted by applicable law, each Grantor hereby agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby or the use of proceeds thereof. No Indemnitee shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby by unintended recipients.

(c) Each Grantor agrees to pay or reimburse the Purchaser for all its costs and expenses incurred in collecting against such Grantor its Secured Obligations or otherwise protecting, enforcing or preserving any rights or remedies under this Agreement and the other Transaction Documents to which such Grantor is a party, including the fees and other charges of counsel to the Purchaser.

(d) All amounts due under this Section 9.08 shall be payable not later than five (5) days after demand therefor, shall constitute Secured Obligations and shall bear interest until paid at a rate per annum equal to the highest rate per annum at which interest would then be payable on any past due amount under the Purchase Agreement.

(e) Without prejudice to the survival of any other agreement of any Grantor under this Agreement or any other Transaction Documents, the agreements and obligations of each Grantor contained in this Section 9.08 shall survive termination of the Transaction Documents and payment in full of the Obligations and all other amounts payable under this Agreement.

Section 9.09 Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

Section 9.10 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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Section 9.11 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Section 9.12 Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

Section 9.13 Integration. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Transaction Documents constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

Section 9.14 No Release. Nothing set forth in this Agreement or any other Transaction Document, nor the exercise by the Purchaser of any of the rights or remedies hereunder, shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed in respect of any of the Pledged Collateral or from any liability to any Person in respect of any of the Pledged Collateral or shall impose any obligation on the Purchaser to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or shall impose any liability on the Purchaser for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement, the Purchase Agreement or the other Transaction Documents, or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, the Purchaser shall not have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Purchaser be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral. The obligations of each Grantor contained in this Section 9.14 shall survive the termination hereof and the discharge of such Grantor’s other obligations under this Agreement, the Purchase Agreement and the other Transaction Documents.

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Section 9.15 Obligations Absolute. Each Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Pledged Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All obligations of each Grantor hereunder shall be absolute and unconditional irrespective of:

(a) any illegality or lack of validity or enforceability of any Secured Obligation or any Transaction Document or any related agreement or instrument;

(b) any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations or any other obligation of any Grantor under any Transaction Document, or any rescission, waiver, amendment or other modification of any Transaction Document or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;

(c) any taking, exchange, substitution, release, impairment or non-perfection of any Pledged Collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Secured Obligations;

(d) any manner of sale, disposition or application of proceeds of any Pledged Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(e) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;

(f) any change, restructuring or termination of the corporate structure, ownership or existence of any Grantor or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any Secured Obligations;

(g) any failure of Purchaser to disclose to any Grantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Grantor now or hereafter known to Purchaser; each Grantor waiving any duty of the Purchaser to disclose such information;

(h) the failure of any other Person to execute or deliver this Agreement, any Joinder Agreement or any other agreement or the release or reduction of liability of any Grantor or other grantor or surety with respect to the Secured Obligations;

(i) the failure of the Purchaser to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Transaction Document or otherwise;

(j) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Company against the Purchaser; or

(k) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Purchaser that might vary the risk of any Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Grantor or any other guarantor or surety.

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Section 9.16 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Security Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PURCHASER: PLATINUM CAPITAL PARTNERS INC.		GRANTORS: AIRSHIP AI HOLDINGS, INC.
By:		By:
Name:	Harris Stasis	Name:	Victor Huang
Title:	Director	Title:	Chief Executive Officer

AIRSHIP AI, INC.
By:
		Name:	Victor Huang
		Title:	President / Chief Executive Officer

JDL DIGITAL SYSTEMS, INC.

By:
		Name:	Victor Huang
		Title:	President / Chief Executive Officer
ZEPPELIN WORLDWIDE LLC

By:
		Name:	Victor Huang
		Title:	President / Chief Executive Officer
ZEPPELIN TAIWAN LTD.

By:
		Name:	Victor Huang
		Title:	President / Chief Executive Officer

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Exhibit A

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Joinder Agreement”), dated as of [date] is made by [joining grantor], a [state of organization] [entity type] (the “Joining Grantor”), and delivered to PLATINUM CAPITAL PARTNERS INC., a British Virgin Islands company (together with any successors, the “Purchaser”) under that certain Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of [date] made by and among AIRSHIP AI HOLDINGS, INC., a Delaware corporation (the “Company”), and the Grantors party thereto, in favor of the Purchaser.

WHEREAS, the Joining Grantor is a direct or indirect Subsidiary of the Company and required by the terms of the Purchase Agreement to become a Guarantor (as defined in the Purchase Agreement) and be joined as a party to the Security Agreement as a Grantor;

WHEREAS, this Joinder Agreement supplements the Security Agreement and is delivered by the Joining Grantor pursuant to Section 3.06 of the Security Agreement; and

WHEREAS, the Joining Grantor will materially benefit directly and indirectly from the Loans made available and to be made available to the Company by the Purchasers under the Purchase Agreement;

NOW, THEREFORE, the Joining Grantor hereby agrees as follows with the Purchaser:

1. Joinder. The Joining Grantor hereby irrevocably, absolutely and unconditionally becomes a party to the Security Agreement as a Grantor and agrees to be bound by all the terms, conditions, covenants, obligations, liabilities and undertakings of each Grantor or to which each Grantor is subject thereunder, all with the same force and effect as if the Joining Grantor were a signatory to the Security Agreement. Without limiting the generality of the foregoing, as collateral security for the payment and performance in full of all the Secured Obligations, the Joining Grantor hereby pledges to the Purchaser, and grants to the Purchaser a Lien on and security interest in and to, all of its right, title and interest in, to and under the Pledged Collateral owned by it, wherever located, and whether now existing or hereafter arising or acquired from time to time and expressly assumes all obligations and liabilities of a Grantor thereunder.

2. Affirmations. The Joining Grantor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Grantors contained in the Security Agreement. The Joining Grantor also represents and warrants to the Purchaser that (i) it has the power and authority, and the legal right, to make, deliver and perform this Joinder Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Joinder Agreement; (ii) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person that has not been obtained, made or completed is required in connection with the execution, delivery and performance, validity or enforceability of this Joinder Agreement; (iii) this Joinder Agreement has been duly executed and delivered on behalf of the Joining Grantor; and (iv) this Joinder Agreement constitutes a legal, valid and binding obligation of the Joining Grantor enforceable against such Joining Grantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

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3. Supplemental Schedules. Attached to this Joinder Agreement are duly completed schedules (the “Supplemental Schedules”) supplementing the respective Schedules to the Security Agreement. The Joining Grantor represents and warrants that the information contained on each of the Supplemental Schedules with respect to such Joining Grantor and its properties is true, complete and accurate as of the date hereof. Such Supplemental Schedules shall be deemed to be part of the Security Agreement.

4. Severability. The provisions of this Joinder Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Joinder Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

5. Delivery. The Joining Grantor hereby irrevocably waives notice of acceptance of this Joinder Agreement and acknowledges that the Secured Obligations are incurred, and credit extensions under the Purchase Agreement and the other Transaction Documents made and maintained, in reliance on this Joinder Agreement and the Joining Grantor’s joinder as a party to the Security Agreement as herein provided.

6. Governing Law; Venue; Waiver of Jury Trial. This Joinder Agreement and the other Transaction Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Joinder Agreement or any other Transaction Document (except, as to any other Transaction Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by and construed in accordance with the laws of New York. The provisions of Section 9.09 of the Security Agreement are hereby incorporated by reference as if fully set forth herein.

7. Counterparts. This Joinder Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

[name of joining grantor]

By:

Name:

Title:

Address for Notices:

AGREED TO AND ACCEPTED:

PLATINUM CAPITAL PARTNERS INC., as Purchaser

By:

Name:

Title:

Address for Notices:

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Schedule A

Equity Interests

Subsidiary	Jurisdiction of Organization	Parent	Wholly-Owned	Certificated (Yes or No)
Airship AI, Inc.	Washington State, U.S.	Airship AI Holdings, Inc.	Yes
JDL Digital Systems, Inc.	Delaware, U.S.	Airship AI, Inc.	Yes
Zeppelin Worldwide LLC	Washington State, U.S.	Airship AI, Inc.	Yes
Zeppelin Taiwan Ltd.	Taiwan	Zeppelin Worldwide LLC	Yes

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Schedule B

Deposit Accounts

See attached

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Schedule C

Pledged Securities

See Schedule A

Pledged Debt

None

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Schedule D

Intellectual Property

TM	Reg No.	Date	Class	Applicant
AIRSHIP	5832408	August 13, 2019	9	JDL Digital Systems, Inc. DBA Airship Industries
AIRSHIP logo	5832410	August 13, 2019	9	JDL Digital Systems, Inc. DBA Airship Industries

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Schedule E

Address for Notices – Grantors

Grantor	Address
Airship AI Holdings, Inc.	Airship AI Holdings, Inc. 12226 134th Ct. NE Redmond, WA 98052 victor@airship.ai
Airship AI, Inc.	Airship AI, Inc. 12226 134th Ct. NE Redmond, WA 98052 victor@airship.ai
JDL Digital Systems, Inc.	JDL Digital Systems, Inc. 12226 134th Ct. NE Redmond, WA 98052 victor@airship.ai
Zeppelin Worldwide LLC	Zeppelin Worldwide LLC 12226 134th Ct. NE Redmond, WA 98052 victor@airship.ai
Zeppelin Taiwan Ltd.	Zeppelin Taiwan Ltd. Floor 5-1, No. 90, Lane 555, Section 1 Wenhua 3rd Road, Linkou District New Taipei City, Taiwan, Republic of China victor@airship.ai

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